Exhibit 16-01b



                                     [LETTERHEAD]

                                  September 28, 2001


Securities and Exchange Commission
450 Fifth Street. N.W.
Washington D.C. 20549

Re: CECS Corp.

We have read the statements made by CECS Corp., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company Form 8-K dated September 28, 2001. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements made under Item 4.


								Very truly yours,

								MILLER AND CO. LLP


								/s/ [illegible]
								J. Drew Delisser
								Partner




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